SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2007

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2007, Eagle Hospitality Properties Trust, Inc. (the “Company”) amended the employment agreements of two of its executive officers, Raymond D. Martz, Chief Financial Officer, Treasurer and Secretary, and Brian Guernier, Senior Vice President – Acquisitions.

Under the terms of the amendment to each executive officer’s employment agreement, each of Messrs. Martz and Guernier will receive the following benefits if within 6 months before or 12 months following a change in control of the Company such executive officer is terminated without cause or such executive officer resigns for good reason:

•	any accrued but unpaid salary;

•	vesting as of his last day of employment of any unvested stock options or restricted stock previously issued to him;

•	payment of his life, health and disability insurance coverage following his termination for a period of one year;

•	payment equal to his base salary for one year and the amount of any bonus earned; and

•	if the change in control occurs prior to January 31, 2008:

•

payment of a percentage (as described below) of the aggregate value of the cash and Company common stock bonus earned by such executive officer for the 2007 fiscal year based on the Company’s performance through the change-in-control date; and

•

payment of the greater of the benefits described in the bullet immediately above or the aggregate value of the cash and Company common stock bonus received by such executive officer for the 2006 fiscal year (as paid in February 2007).

For purposes of the above bullets, the percentage of the 2007 cash and common stock bonus of each executive officer shall be determined based on the effective date of the change in control, as follows:

If the change in control occurs during:	The percentage is:
1st Quarter, 2007	25%
2nd Quarter, 2007	50%
3rd Quarter, 2007	75%
4th Quarter, 2007	100%

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Pursuant to the employment agreement amendments, the payments described above will be included in the amount used to calculate the tax gross-up payment equivalent to any applicable excise taxes. The benefits described above are contingent on the executive officer executing a general release of all claims against the Company, its officers, directors and employees related to such executive officer’s employment or termination of employment.

In addition, each amendment changed the definition of “Qualified Affiliate” to mean (i) any directly or indirectly wholly owned subsidiary of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or by any entity controlled by the Company; or (iii) any person consisting or controlled in whole or in part of or by the executive officer, either alone or in conjunction with one or more other individuals.

The foregoing description of the amendments to the employment agreements of Messrs. Martz and Guernier does not purport to be complete and is qualified in its entirety by reference to each amendment, copies of which have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to employment agreement of Raymond D. Martz

10.2	Amendment to employment agreement of Brian Guernier

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ Raymond D. Martz
Raymond D. Martz
Chief Financial Officer, Secretary and Treasurer

Dated: April 10, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to employment agreement of Raymond D. Martz

10.2	Amendment to employment agreement of Brian Guernier

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